Exhibit 10.1

FIRST AMENDMENT
TO
SUBLICENSE AGREEMENT DATED JULY 27, 2006

THIS FIRST AMENDMENT TO SUBLICENSE AGREEMENT (this "First Amendment") is made and is effective this 3 day of  August, 2011 (the "First Amendment Effective Date"), by and among Diamyd Therapeutics AB, which may transfer its rights in the Agreement (as defined below) and this First Amendment to its parent company, Diamyd Medical AB, both corporations having a principal place of business at Karlavagen 108, SE-11523 Stockholm, Sweden, (hereinafter referred to collectively as “DIAM”) and Neurologix, Inc., a corporation having its principal place of business at One Bridge Plaza, Fort Lee, NJ 07024 (hereinafter referred to as “NLX”).

WHEREAS, each of Diamyd Therapeutics AB and NLX signed a Sublicense Agreement, dated July 27, 2006, (hereafter, the "Agreement"), whereby NLX received a non-exclusive sublicense of rights under patents and patent applications for using GAD65 for the treatment of Parkinson’s Disease by AAV Gene Therapy on the terms and conditions as specified in the Agreement;

WHEREAS, NLX wishes an extension of certain due diligence terms as written in Article 6 of the Agreement;

WHEREAS, DIAM wishes certain non-exclusive rights to NLX’s GAD-patents and applications; and

WHEREAS, words and phrases with initial capital letters in this First Amendment have the meanings given to them in the Agreement, unless otherwise defined in this First Amendment or the context otherwise requires.

NOW, THEREFORE, NLX and DIAM hereby agree as follows:

1.           Amendments to Agreement.

(a)           Section 6.1 of the Agreement is amended and restated to read in its entirety as follows:

"6.1 Upon the execution of this Agreement, NLX shall diligently proceed with development, manufacture and sale (collectively referred to as “commercialization”) of the Licensed Products in order to comply with the diligence milestones listed below.  If Licensee is unable to perform any of the following with respect to the commercialization of Licensed Products, DIAM, in its sole discretion, shall have the right and option to terminate this License.

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(b)           A new Article 7A is added to the Agreement to read as follows:

"7A.    NLX AGREEMENT

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(c)           Section 11.2 of the Agreement is amended by adding the following language to the end of such Section:

"Article 29A.  DIAM License."

(d)           A new Section 12.3 is added to the Agreement to read as follows:

"12.3           For the avoidance of doubt, the failure of NLX to perform the covenant set forth in Article 7A of this Agreement shall not constitute a default under this Agreement and shall not trigger DIAM's rights to terminate this Agreement or the License."

(e)           A new Article 29A is added to the Agreement to read as follows:

"29A.   DIAM LICENSE

29A.1.   NLX grants DIAM a non-exclusive domestic and international royalty-free, fully-paid-up license (the "DIAM License"), in NLX’s rights to the following NLX patent and patent application families, including any divisionals, continuations and continuations in part, as they may evolve: U.S. Pat. No. 7,695,959; U.S. Pat. No. 7,645,446; U.S. Pat. No.6,780,409;  U.S. Pat. No. 7,527,785; U.S. Publ. Pat. App. No. 20050025746; U.S. Publ. Pat. App. No. 20060099179; U.S. Publ. Pat. App. No. 20100143458; U.S. Publ. Pat. App. No. 20090233994; and U.S. Publ. Pat. App. No. 20090098631 (collectively, the "DIAM Licensed Patent Rights"), for use with a gene therapy product (a "DIAM Licensed Product") to treat a disease other than Parkinson’s Disease (the "DIAM Field"), wherein said DIAM Licensed Product is comprised of and utilizes (a) a non-AAV vector or (b) a non-viral vector.

29A.2.  DIAM agrees to indemnify, hold harmless and defend NLX, its officers, employees and agents; the inventors of the patents and patent applications in the DIAM Licensed Patent Rights, and their respective employers, from and against any and all liability, claims, suits, losses, damages, costs, fees, and expenses resulting from or arising out of exercise of the DIAM License."

f)           Section 5.1.1 in the License Agreement is modified to read as follows:

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* Material omitted pursuant to a request for Confidential Treatment and filed separately with the Securities and Exchange Commission on the date of filing of this Form 8-K.

2.           Reference to and Effect upon the Agreement.

(a)           Except as amended and modified pursuant to this First Amendment, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

(b)           Upon the effectiveness of this First Amendment, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Agreement as amended by this First Amendment.

3.           Representations and Warranties.

(a)           DIAM and NLX hereby represent and warrant to each other that they have the full right and authority to enter into and deliver this First Amendment and that the performance of their obligations hereunder do not violate or breach any other agreement to which any such entity is bound.

(b)           DIAM further represents and warrants to NLX that no further consent or acknowledgment is required under the Regents License in order to amend the Agreement on the terms set forth in this First Amendment.

4.           Miscellaneous.

(a)           This First Amendment shall be interpreted and construed in accordance with the laws of the State of California.

(b)           NLX and DIAM will execute this Amendment, in duplicate originals, by their respective duly authorized officers.

Signature Page Follows

For DIAMYD MEDICAL AB AND DIAMYD THERAPEUTICS AB	For NEUROLOGIX, INC.

Signature /s/ Peter Zerhouni	Signature /s/ Marc Panoff

Peter Zerhouni	Name Marc Panoff

President & CEO	Title Chief Financial Officer

Date August 3, 2011	Date August 3, 2011

For   NEUROLOGIX, INC.

Signature /s/ Clark A. Johnson

Title  Vice Chairman & CEO

Name Clark A. Johnson

Date  August 3, 2011